UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following was posted on the Applied Materials, Inc. internal website on January 27, 2009.

Electronic Proxy Available for Stockholders

In preparation for Applied Materials’ Annual Meeting of Stockholders on March 10, 2009, the company will make the proxy materials available electronically to all employees. Online availability makes these documents easily accessible and reduces costs.

A brief overview of the electronic proxy process is described below.

Q:	What is included in the proxy materials?
A:	The proxy materials include the Annual Report, Form 10-K and Proxy Statement. As in previous years, a shorter version “10-K wrap” of the Annual Report will be posted together with the Form 10-K.

Q:	What proposals are contained in the Proxy Statement?
A:	Stockholders are being asked to elect 11 directors, approve amendments to Applied’s Certificate of Incorporation that eliminate all supermajority voting provisions contained in the Certificate, and ratify the appointment of KPMG LLP as Applied’s independent registered public accounting firm for the 2009 fiscal year.

Q:	What is the electronic proxy?
A:	The electronic proxy refers to the electronic availability of the company’s proxy materials.

Q:	Why is Applied distributing proxy materials electronically?
A:	Electronic distribution of the proxy materials supports our sustainability initiatives by conserving natural resources and reduces the cost of printing and mailing.

Q:	Will I receive anything in the mail?
A:	If you (1) hold company stock in a 401(k) account, (2) purchased company stock through the ESPP that is now held with UBS Financial Services, or (3) are a registered holder, you will receive instructions by e-mail on how to vote for each account in which you hold shares but you will not receive a proxy card or proxy materials by mail. If you hold company stock in a separate brokerage account and have consented to receive the proxy materials electronically, you will receive an e-mail, but you will not receive a proxy card or proxy materials in the mail. If you hold company stock in a separate brokerage account and have not consented to receive the proxy materials electronically, you will receive a card in the mail containing instructions on how to access the proxy materials electronically and how to vote.

Q:	How do I vote?
A:	Employees who were Applied stockholders as of January 12, 2009, the record date for the Annual Meeting, may vote on the three proposals mentioned above. Employee stockholders may vote over the Internet or by telephone. If an employee holds company stock in a separate brokerage account (as discussed above), a properly executed proxy card may be submitted.

Q:	Do all stockholders receive the proxy materials over the Internet?
A:	This year, for the first time, we are pleased to furnish proxy materials to our stockholders primarily over the Internet in accordance with rules adopted by the Securities and

Exchange Commission (SEC). Previously, SEC rules allowed for electronic distribution only to our employee stockholders and those stockholders who had specifically consented to receive materials electronically. These rules allow us to provide our stockholders expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.

Q:	Is it possible to obtain hard copies of the proxy materials?
A:	Employees may request a hard copy of the proxy materials by contacting Noe Gil Ochoa in the Investor Relations department in Santa Clara via Lotus Notes.

Q:	When will the proxy materials be available?
A:	On or about January 27, 2009, employees who were Applied stockholders as of January 12, 2009 will receive e-mail notification on where to view the proxy materials and instructions on how to vote over the Internet or by telephone using a unique control number for security purposes.

Q:	Are the proxy materials available to employees who are not Applied stockholders?
A:	Anyone may access the proxy materials by visiting the company’s Web site.

Contributed by Corporate Legal Affairs